Exhibit 99.1

Live Ventures Incorporated

Investor Relations Fact Sheet

Company Overview

Live Ventures Incorporated (Nasdaq: LIVE) (“Live Ventures”) is a growing, diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation.

Live Ventures looks for opportunities to partner with the management teams of its acquired businesses to build increased shareholder value through a disciplined buy-build-hold long-term focused strategy. From the moment Live Ventures takes ownership, it looks for opportunities to invest in the acquired entity to drive growth and increase shareholder value.

Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor took over the company and in 2015, refocused it into a diversified holding company. Its current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, entertainment, and financial services industries.

For the twelve months ended December 31, 2021, revenues were $286 million and adjusted EBITDA was $47 million. As of December 31, 2021, the company had total assets of $219 million and shareholders’ equity of $82 million.

Key Investment Highlights	Acquisition Strategy
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Experienced acquirer and manager of middle-market companies
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Track record of growth and building shareholder value through excellence in operations and disciplined capital allocation
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Patient capital with a long-term investment focus
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Diversified capital allocation strategy
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Highly invested management team: Compensation structure aligned with shareholders
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Liquid alternative to investing in middle-market private equity

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Target companies with annual earnings between $5 and $50 million
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Closely held or family-founded businesses with a strong culture and management team that is looking to continue operating the business
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Companies with a defensible market position and track record of stable earnings and cash flow
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Companies in need of new ownership and outside capital to support growth, both organically and through acquisitions

Return on Equity[2]	FY 2021 Revenue by Segment

Exhibit 99.1

¹ LTM ending December 31, 2021

² Return on Equity is calculated by dividing net income by shareholders’ equity

*For complete financial performance information please see the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission (“SEC”). The

Company’s SEC filings can be found here: https://ir.liveventures.com/all-sec-filings

Recent Financial Performance

Operating Businesses

Exhibit 99.1

Marquis Industries is a leading carpet manufacturer and manufacturer of innovative yarn products and a reseller of hard-surface flooring products. Operating one of the most advanced carpet mills in the industry, Marquis Industries designs,

manufactures, sources, and distributes hard and soft floor covering for the residential and commercial markets.

Vintage Stock is an award-winning specialty entertainment retailer with 65 stores and 5 additional stores in development across the Midwest and Southwest.

Vintage Stock offers a large selection of entertainment products, including new and pre-owned movies, video games, music products, and additional products,

such as books, comics, toys, and collectibles. Vintage Stock has an innovative buy-trade-sell model that rewards its customers with a unique value proposition.

Precision Marshall is a North American leader in providing and manufacturing premium pre-finished de-carb-free tool and die steel. Precision Marshall has led the industry with exemplary availability and value-added processing that saves distributors time and processing costs.

SW Financial is a licensed broker-dealer and investment bank that offers clients a broad range of products and services, including broker retailing of corporate equity and debt securities, private placement of securities, corporate finance consulting regarding mergers and acquisitions, broker selling of variable life insurance or annuities, and broker retailing of U.S. government and municipal securities.

Leadership	Jon Isaac President and CEO	Eric Althofer Chief Operating Officer	David Verret Chief Financial Officer

Contact Information	Greg Powell Director of Investor Relations __________ gpowell@live-ventures.com 725.500.5597	Live Ventures Incorporated 325 E. Warm Springs Rd., Suite 102 Las Vegas, NV 89119	www.liveventures.com
© 2022 Live Ventures Incorporated